Exhibit 4.5

AMERICAN TOWER CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of December 30, 2011

to

INDENTURE

Dated as of October 20, 2009

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SUPPLEMENTAL INDENTURE NO. 1 (the “Supplemental Indenture”), dated as of December 30, 2011, by and among American Tower Corporation, a Delaware corporation (“American Tower”), American Tower REIT, Inc., a Delaware corporation and wholly owned subsidiary of American Tower (“American Tower REIT”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture (as defined below).

WITNESSETH THAT:

WHEREAS, American Tower and the Trustee are parties to an indenture, dated as of October 20, 2009 (as supplemented, amended or otherwise modified from time to time, the “Indenture”), with respect to American Tower’s 4.625% Senior Notes due 2015 (the “Notes”);

WHEREAS, American Tower and American Tower REIT entered into an Agreement and Plan of Merger dated as of August 24, 2011 (the “Merger Agreement”), providing for the merger of American Tower with and into American Tower REIT (the “Merger”), with American Tower REIT as the surviving corporation;

WHEREAS, Section 5.01(1) of the Indenture provides that in the event of a merger, the surviving corporation shall expressly assume by supplemental indenture all of American Tower’s obligations under the Indenture and the Notes;

WHEREAS, the Merger complies with the other provisions of Section 5.01 of the Indenture;

WHEREAS, Section 9.01(2) of the Indenture permits American Tower and the Trustee to enter into a supplemental indenture to the Indenture without prior notice to or consent of the Holders of any outstanding Notes for the purpose of evidencing the assumption of American Tower’s obligations to Holders of the Notes in the case of a merger, amalgamation or consolidation of American Tower or sale of all or substantially all of the assets of American Tower;

WHEREAS, effective as of 11:59 pm on December 31, 2011 (the “Effective Time”), American Tower will merge pursuant to the Merger Agreement, with American Tower REIT as the surviving corporation (which will be renamed American Tower Corporation simultaneous with or immediately following the Merger);

WHEREAS, American Tower has requested that the Trustee execute and deliver this Supplemental Indenture and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture, when executed and delivered by the parties hereto, the legal, valid and binding obligation of each of American Tower and American Tower REIT, in accordance with its terms, have been done.

NOW, THEREFORE:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I ASSUMPTION

Section 1.01. ASSUMPTION of OBLIGATIONS.

Effective as of the Effective Time, American Tower REIT, as the surviving entity in the Merger, expressly assumes by this Supplemental Indenture all of the obligations of American Tower under the Indenture and the Notes.

Section 1.02. SUCCESSOR CORPORATION SUBSTITUTED.

Effective as of the Effective Time, American Tower REIT shall succeed to, and be substituted for (so that from and after the Effective Time, the provisions of the Indenture referring to the “Company” shall refer instead to American Tower REIT and not to American Tower), and may exercise every right and power of, American Tower under the Indenture with the same effect as if American Tower REIT had been named as the Company therein.

ARTICLE II MISCELLANEOUS

Section 2.01. TRUST INDENTURE ACT CONTROLS.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.

Section 2.02. COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 2.03. GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of American Tower, American Tower REIT or any of their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 2.05. SEVERABILITY.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.06. HEADINGS.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERs.

No past, present or future director, officer, employee, incorporator, stockholder or agent of American Tower or American Tower REIT, as such, shall have any liability for any obligations of American Tower or American Tower REIT under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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Section 2.08. PROVISIONS OF SUPPLEMENTAL INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS.

Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 2.09. EXECUTION AS SUPPLEMENTAL INDENTURE.

This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.

Section 2.10. RATIFICATION AND INCORPORATION OF INDENTURE.

As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.11. TRUSTEE.

The Trustee makes no representations as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMERICAN TOWER CORPORATION

By:	/s/ Edmund DiSanto
	Name:	Edmund DiSanto
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

AMERICAN TOWER CORPORATION

By:	/s/ Thomas A. Bartlett
	Name:	Thomas A. Bartlett
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Raymond K. O’Neil
Name: Raymond K. O’Neil
Title: Senior Associate

[Supplemental Indenture No. 1 with respect to the October 2009 Indenture]